                                                                    EXHIBIT 1.1

                               3,000,000 SHARES

                                 COMMON STOCK

                               ($.01 PAR VALUE)

                            UNDERWRITING AGREEMENT

                                                            September    , 1997

A.G. Edwards & Sons, Inc.
Cleary Gull Reiland & McDevitt Inc.
Interstate/Johnson Lane Corporation
C.L. King & Associates, Inc.
 As Representative of the Several Underwriters
c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

  The undersigned, Southern Electronics Corporation, a Delaware corporation (the "Company") hereby addresses you as the representatives (the
"Representatives") of each of the persons, firms and corporations listed on
Schedule I hereto (collectively, the "Underwriters") and hereby confirms its agreement with the several Underwriters as follows:

  1. DESCRIPTION OF SHARES. The Company proposes to issue and sell to the Underwriters 3,000,000 shares of its Common Stock, par value $.01 per share (the "Firm Shares"). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriters the right to purchase up to an additional amount of shares equal to 15% of the Firm Shares (the "Option Shares"), as provided in Section 3 of this Underwriting Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the "Shares" and are more fully described in the Prospectus hereinafter defined.

  2. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each such Underwriter agrees, severally and not
jointly, (a) to purchase from the Company, at a purchase price of $       per
share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Company any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

  The Company will deliver definitive certificates or a global certificate for the Firm Shares at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New York, New York ("Edwards' Office"), or such other place as you and the Company may mutually agree upon, for the accounts of the Underwriters against payment to the Company of the purchase price for the Firm Shares sold by it to the several Underwriters by same day wire transfer or certified or bank cashiers' check in clearing house funds payable to the order of the Company, and delivered to 303 Peachtree Street, 53rd Floor, Atlanta, Georgia 30308, or at such other place as may be agreed upon between you and the Company (the "Place of Closing"), at 10:00 a.m., Atlanta time, on the third full business day following the date of this Underwriting Agreement, or at such other time and date thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the "Closing Date."

  The certificates for the Firm Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least two full business days prior to the Closing Date. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Representatives.
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  It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose checks shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

  It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement (as hereinafter defined).

  3. PURCHASE, SALE AND DELIVERY OF THE OPTION SHARES. The Company hereby grants an option to the Underwriters to purchase from it up to 450,000 Option Shares on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by them in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

  The option is exercisable on behalf of the several Underwriters by you, as Representatives, at any time, and from time to time, before the expiration of 30 days from the date of this Underwriting Agreement, for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 12 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the option, and the date of delivery of said Option Shares, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

  You, as Representatives, shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

  Delivery of the Option Shares with respect to which the options shall have been exercised shall be made to or upon your order at the offices of Long Aldridge & Norman in Atlanta, Georgia (or at such other place as you and the Company may mutually agree upon), against payment by you of the per share purchase price to the Company by same day wire transfer or certified or bank cashier's check or checks, payable in clearing house funds. Such payment and delivery shall be made at 10:00 a.m., Atlanta time, on the date designated in the notice given by you as above provided for, unless some other date and time are agreed upon, which date and time of payment and delivery are called the "Option Closing Date." The certificates for the Option Shares so to be delivered will be made available to you for inspection at Edwards' Office at least one full business day prior to the Option Closing Date and will be in such names and denominations as you may request at least two full business days prior to the Option Closing Date. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Representatives. On the Option Closing Date, the Company shall provide the Underwriters such representations, warranties, opinions and covenants with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

  4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

  (a)The Company represents and warrants to and agrees with each Underwriter that:

     (i) A registration statement (Registration No. 333-35069) on Form S-3 with respect to the Shares, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Underwriting Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the Rules and Regulations) contained therein, the exhibits, financial statements and schedules have heretofore been delivered by the Company to you. If such registration

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   statement has not become effective under the Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective under the Act, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" as used herein means the registration statement as amended at the time it becomes or became effective under the Act (the "Effective Date"), including financial statements and all exhibits and, if applicable, the information deemed to be included by Rule 430A of the Rules and Regulations. The term "Prospectus" as used herein means (i) the prospectus, including all information incorporated by reference therein, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date or (iii) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, of the Rules and Regulations) is filed with the Commission pursuant to Rule 424(b)(7) of the Rules and Regulations, the Term Sheet or Abbreviated Term Sheet and the last Preliminary Prospectus filed with the Commission prior to the time the Registration Statement became effective, taken together. The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus, including all information incorporated by reference therein, as contemplated by Rule 430 or 430A of the Rules and Regulations included at any time in the Registration Statement.

     (ii) The Commission has not issued, and is not to the knowledge of the Company threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus nor instituted proceedings for that purpose. Each Preliminary Prospectus has not included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, which has not subsequently been corrected in a later filing under the Act. The Registration Statement and the Prospectus and any amendments or supplements thereto contains or will contain, as the case may be, all information which is required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, with respect to this clause (ii) that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof.

     (iii) The filing of the Registration Statement and the execution and delivery of this Underwriting Agreement have been duly authorized by the Board of Directors of the Company; this Underwriting Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification and contribution provisions of Section 7 hereof may be limited by public policy considerations as expressed in the Act as construed by courts of competent jurisdiction and subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally); the issue and sale of the Shares by the Company and the performance of this Underwriting Agreement and the consummation of the transactions herein contemplated by the Company will not result in a violation of the certificate of incorporation or bylaws of the Company or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiary under any statute, or under any indenture, mortgage, deed of trust, sale and leaseback arrangement, material note or

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

   loan agreement or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which they are bound or to which any of the properties or assets of the Company or its subsidiary is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or their properties, except to such extent as does not materially adversely affect the business, operations or financial condition of the Company and its subsidiary, taken as a whole; no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), the Nasdaq Stock Market ("Nasdaq") or under the Act or Rules and Regulations or any state securities laws.

     (iv) Except as described in the Prospectus, the Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Except as described or contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or material obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions not in the ordinary course of business, and there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change in the condition (financial or other), net worth, business, management, prospects or results of operations of the Company and its subsidiaries taken as a whole. The Company has filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon, other than taxes the payment of which is being disputed in good faith; all tax liabilities are adequately provided for on the books of the Company except to such extent as would not materially adversely affect the business of the Company; the Company has made all necessary payroll tax payments and is current and up-to-date as of the date of this Underwriting Agreement; and the Company has no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which might materially adversely affect their business or property.

     (v) Except as described in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or public, regulatory or governmental agency or body which individually or in the aggregate might be expected to result in any material adverse effect on the business, financial condition or results of operation of the Company and its subsidiary, taken as a whole; and there are no contracts or documents of the Company which would be required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement.

     (vi) The Company has duly and validly authorized capital stock as described in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, to the description thereof in the Registration Statement and the Prospectus and have been, or, when issued and paid for as contemplated herein and in the Registration Statement will be, duly authorized, validly issued, fully paid and nonassessable; the issuance of the Shares to be purchased from the Company hereunder is not subject to any preemptive or similar rights; and all shares of Common Stock have been issued in compliance with federal and state securities laws. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts, or commitments to issue or sell any shares of Common Stock or any such warrants, convertible securities or obligations. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the

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   Act, except as otherwise previously disclosed by the Company in writing to the Representatives with respect to the Registration Statement on Form S-3 filed with the Commission on June 3, 1996 or any registration statement filed or contemplated to be filed in connection with the Company's stock option plans.

     (vii) At the Closing Date, the only active subsidiary (as defined in the Rules and Regulations) of the Company will be SED International, Inc. The Company has been and its subsidiary at the Closing Date will have been duly incorporated and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Registration Statement; the Company is and its subsidiary at the Closing Date will be duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Company and its subsidiary to conduct its or their business as described in the Registration Statement; at the Closing Date the outstanding shares of capital stock of the Company's subsidiary will have been duly authorized and validly issued, are fully paid and nonassessable and will be owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and will not be the subject of any agreement or understanding with any person, other than any lien, claim, or encumbrance arising by virtue of the Amended and Restated Credit Agreement dated as of August 13, 1997 among the Company and SED International, Inc., as Borrowers, and Wachovia Bank, N.A. and National City Bank of Columbus, as amended (the "Credit Agreement"); and at the Closing Date, no options, warrants or other rights to purchase, agreement or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the subsidiary will be outstanding.

     (viii) Deloitte & Touche LLP, the accounting firm which has certified the financial statements filed with the Commission as a part of the Registration Statement, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations.

     (ix) The financial statements and schedules of the Company, including the notes thereto and schedules incorporated by reference therein, filed with and as a part of the Registration Statement, are accurate in all material respects and present fairly the consolidated financial position of the Company and its subsidiary reflected therein as of the respective dates thereof and the results of operations of the Company and its subsidiary at the respective dates and for the respective periods covered thereby, all prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Prospectus. The selected and summary financial and statistical data included in the Registration Statement and Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements in the Registration Statement and Prospectus.

     (x) The Company is not now and at the Closing Date will not be in default with respect to any contract or agreement to which it is a party, including the Credit Agreement; provided that this representation shall not apply to defaults which in the aggregate are not materially adverse to the financial condition or the business or prospects of the Company.

     (xi) The Company is not now and at the Closing Date will not be in violation of any other laws, ordinances or governmental rules or regulations to which it is subject, and the Company has not failed to obtain any other license, permit, franchise, easement, consent, or other governmental authorization necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which violation or failure would materially adversely affect the business, operations, properties, prospects, profits or financial condition of the Company and its subsidiary, taken as a whole. The Company has not at any time during the past five years, (A) made any unlawful contributions to any candidate for any political

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   office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

     (xii) Except as described in the Prospectus, the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the conduct of the business, operations, or financial condition of the Company.

     (xiii) Except as described in the Prospectus and the Registration Statement, the Company has good and marketable title to all property owned by it, free and clear of all liens, encumbrances, restrictions and defects except such as would not have a material adverse effect on the business, financial condition or results of operations of the Company on a consolidated basis and any liens or encumbrances by vendors of inventory; and any property held under lease or sublease by the Company is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally, and the Company has no notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.

     (xiv) Except as described in the Prospectus, there is no factual basis for any action, suit or other proceeding involving the Company or any of its material assets for any failure by the Company to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment, other than any failure which would not have a material adverse effect on the business or financial condition of the Company and its subsidiary, taken as a whole. Except as described in the Prospectus, none of the property owned or leased by the Company is, to the best knowledge of the Company, contaminated with any waste or hazardous substances, and the Company may not be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in (S)9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)9601 et seq.

     (xv) No labor disturbance exists with the employees of the Company or is imminent which would have a material adverse effect on the Company.

     (xvi) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company, other than as disclosed in the Prospectus and Registration Statement.

     (xvii) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (xviii) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable

                                       6
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   against the Company in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally.

     (xix) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

     (xx) Other than as contemplated by this Underwriting Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of the offering of Firm Shares or Option Shares as contemplated by this Underwriting Agreement.

     (xxi) The Company has timely filed all required forms, reports and other documents with the Commission necessary to meet the requirements of Form S-3, all of which complied, when filed, in all material respects, with all applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission under the Exchange Act. As of their respective dates, such reports, forms and other documents (including all exhibits and schedules thereto) and documents incorporated by reference therein (the "Reports"), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has been advised by counsel to the Representatives that they have received a complete copy of all such Reports. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply with the requirements of the Exchange Act and the rules and regulations under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included or incorporated by reference in such Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto), and fairly present the financial position of the Company as of the date thereof and the consolidated results of its operations and consolidated changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to year-end adjustments).

  (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters at Closing shall be deemed a representation and warranty to each Underwriter as to the matters covered thereby.

  5. ADDITIONAL COVENANTS. The Company covenants and agrees with the several Underwriters that:

  (a) If the Registration Statement is not effective under the Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective. The Company (i) will prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations, if required, a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations or otherwise or a Term Sheet or Abbreviated Term Sheet, as applicable; (ii) will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

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  (b) The Company will advise the Underwriters promptly, after it shall receive notice or obtain knowledge thereof, of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threatening of any proceedings for that purpose, and the Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

  (c) The Company will cooperate with the Underwriters and their counsel in endeavoring to qualify the Shares for sale under the securities laws of such United States jurisdictions as they may have designated and will make such applications, file such documents, and furnish such information as may be necessary for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation as doing business in any jurisdiction where it is not now so taxed. The Company will, from time to time, file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request.

  (d) The Company will deliver to, or upon the order of, the Underwriters, without charge from time to time, as many copies of any Preliminary Prospectus as they may reasonably request. The Company will deliver to, or upon the order of, the Underwriters without charge as many copies of the Prospectus, as it thereafter may be amended or supplemented, as they may from time to time reasonably request; provided, however, that the expense of the preparation and delivery of any Prospectus required for use after the expiration of the time period required by law for delivery by an Underwriter or dealer shall be borne by the Underwriters required to deliver such Prospectus. The Company consents to the use of such Prospectus by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such other purposes and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with the offering or sale of the Shares. The Company will deliver to the Representatives at or before the Closing Date two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as they may reasonably request.

  (e) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in your judgment or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to include statements required to be stated therein or make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading in any material respect, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, omit a required statement or be misleading in any material respect; provided, however, that the expense of the preparation and delivery of any Prospectus required for use after the expiration of the time period required by law for delivery by an Underwriter or dealer, as well as the expense of the preparation and filing of an amendment to the Registration Statement relating to such Prospectus, shall be borne by the Underwriters required to deliver such Prospectus.

  (f) The Company will make generally available to its stockholders and will file as an exhibit in a report pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), as soon as it is practicable to do so, but in any event not later than 90 days after the end of the period covered thereby, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Underwriters in writing when such statement has been so made available.

  (g) The Company will, for a period of five years from the Closing Date, promptly deliver to the Representatives at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the 1934 Act. The Company will deliver to the Representatives similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements. Any report, document or other information required to be furnished under this paragraph (g) shall be furnished as soon as practicable after such report, document or information becomes publicly available.

  (h) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus.

  (i) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

  (j) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiary for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

  (k) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without your prior consent, evidenced in writing or by facsimile transmission.

  (l) For a period of three years following Closing, the Company will use its reasonable best efforts to maintain the quotation of the Shares on the Nasdaq National Market or a national securities exchange.

  (m) Except pursuant to this Underwriting Agreement or with the prior written consent of A.G. Edwards & Sons, Inc., the Company will not, and the Company has provided agreements executed by each of the Company's officers and directors and each record or beneficial owner of more than five percent (5%) (other than FMR Corp. and Paradigm Capital Management, Inc.) of the shares of Company's Common Stock providing that none of them will, for a period of 90 days (the "Lock-Up Period") from the Effective Date, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock; provided, however, that nothing contained herein shall prohibit the exercise of stock options or other purchases of Common Stock under stock option plans or other incentive compensation arrangements for employees or directors previously approved by the Company's Board of Directors; and, provided further, that the undersigned may give or pledge any such securities without the prior written consent of A.G. Edwards & Sons, Inc. if the donee or pledgee, as the case may be, agrees in writing prior to such gift or pledge to be bound by all the terms of this agreement and such writing is delivered to A.G. Edwards & Sons, Inc. within five days after said gift or pledge. In addition, the Company may issue shares of Common Stock, securities convertible into, exercisable or exchangeable for, or any other rights to receive shares of Common Stock issued as full or partial consideration for the acquisition of interests in business entities in connection with the expansion of the Company's business, provided, however, that the holders of any such shares shall not be granted the right to require registration of such shares and shall not be permitted to sell such shares prior to the expiration of the Lock-Up Period without the prior written consent of A.G. Edwards & Sons, Inc.

  (n) The Company and its subsidiary will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiary, (3) access to the assets of the Company and its subsidiary is permitted only in accordance with management's authorization, and (4) the recorded accountability for assets of the Company and its subsidiary are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

  (o) If at any time during the 25 day period after the Registration Statement is declared effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price for the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising it as to the effect set forth above, prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

  6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy in all material respects, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance in all material respects by the Company of its covenants and obligations hereunder, and to the following additional conditions:

  (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

  (b) No Underwriter shall have disclosed in writing to the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and which is not corrected by the Company within a reasonable time prior to Closing after notice thereto is given.

  (c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion letter of counsel for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing
Date), to the effect that:

     (i) The Company and its subsidiary are corporations validly existing in good standing under the laws of the states or other jurisdictions in which they are incorporated, with corporate power and authority to own, lease and operate their properties and conduct their business as described in the Registration Statement; the Company and its subsidiary are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction where the Company and its subsidiary each has indicated to such counsel that each is conducting business other than each such jurisdiction where the failure to be so qualified would not have a material adverse effect on the ability of the Company and its subsidiary to conduct its or their business as described in the Registration Statement; and the outstanding shares of capital stock of the Company's subsidiary have been duly authorized and validly issued, are fully paid and nonassessable; to the knowledge of such counsel, no options, warrants or other rights to purchase, agreement or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the subsidiary are outstanding.

     (ii) The Company has duly and validly authorized capital stock as set forth under the heading "Capitalization" in the Prospectus as of the dates stated therein; all outstanding shares of Common Stock of the Company and the Shares conform to the description thereof in the Prospectus under the heading "Description of Capital Stock"; the Shares to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with this Underwriting Agreement, will be validly issued, fully paid and non-assessable, and to the knowledge of such counsel the stockholders of the Company have no preemptive rights under the Delaware General Corporation Law or the Company's Certificate of Incorporation, as amended, with respect to the Shares.

     (iii) Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the Act and, to the knowledge of such counsel after telephonic inquiry on the Closing Date (and, if applicable, the Option Closing Date), no stop order suspending the effectiveness of the Registration Statement has been issued and counsel has no notice that any proceedings for that purpose have been instituted or are pending or contemplated under the Act.

     (iv) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue date, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations (except that such counsel need express no opinion as to the financial statements or other financial or statistical data or schedules included or incorporated by reference therein).

     (v) To the knowledge of such counsel, no authorization, approval, consent, order, registration or qualification of or with any court or governmental body, authority or agency is required with respect to the Company in connection with the transactions contemplated by this Underwriting Agreement, except such as may be required under the Act or the Rules and Regulations or by Nasdaq or the NASD or under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters (such counsel may exclude from its opinion letters matters arising out of the requirements of the NASD and state securities laws).

     (vi) The filing of the Registration Statement has been duly authorized by the Board of Directors of the Company. The performance of this Underwriting Agreement and the consummation of the transactions herein contemplated other than the performance of the Company's indemnification obligations hereunder concerning which no opinion is expressed) will not result in a violation of the Company's certificate of incorporation or bylaws or, to the knowledge of such counsel, result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material properties or assets of the Company and its subsidiary under, Georgia law, the Delaware General Corporation Law, or any United States federal statute, or under any indenture, mortgage, deed of trust, sale and leaseback arrangement, material note or loan agreement or any other material agreement or instrument known to such counsel to which the Company or its subsidiary is a party or by which they are bound or to which any of the properties or assets of the Company or its subsidiary are subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body in the United States having jurisdiction over the Company or its subsidiary or their properties, except, in the case of any such violation, breach, default, creation or imposition, to such extent as does not materially adversely affect the business, operations or financial condition of the Company and its subsidiary taken as a whole.

     (vii) To the knowledge of such counsel, (A) there are no material (individually, or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any subsidiary is a party or of which the business or properties of the Company or any subsidiary is the subject which are not disclosed or incorporated by reference in the Registration Statement and Prospectus; and (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

     (viii) The statements made in the Prospectus under the caption "Description of Capital Stock", to the extent that they constitute matters of law under the Delaware General Corporation Law or legal conclusions, when read in conjunction with other information contained in the Prospectus, have been reviewed by such counsel and fairly summarize in all material respects the information therein described as of their respective dates, provided such counsel may rely on representations of officers of the Company with respect to the factual matters contained in such statements.

     (ix) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (x) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except with respect to the Registration Statement on Form S-3 filed with the Commission on June 3, 1996 or any registration statement filed or contemplated to be filed in connection with the Company's stock option plans or agreements.

     (xi) This Underwriting Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by you, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (B) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; and (C) as rights to indemnity and contribution may be limited by state or Federal laws relating to securities or the policies underlying such laws.

  Such counsel shall confirm that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, in the course of its duties in connection with the preparation of the Registration Statement and Prospectus, nothing came to such counsel's attention that would lead them to believe that at the time the Registration Statement became effective and at the Closing Date and, if applicable, the Option Closing Date, either the Registration Statement or Prospectus or any amendment or supplement thereto (other than the financial statements or other financial or statistical data and supporting schedules as to which such counsel expresses no view) contained any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  In rendering the foregoing opinion, such counsel may rely, provided that the opinion shall state that you and they are entitled to so rely, as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company and various public officials. Such opinion shall be provided in accordance with the 1992 Interpretive Standards for Legal Opinions in Georgia, as amended.

  (d) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require; the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

  (e) You shall have received at or prior to the Closing Date from Nelson Mullins Riley & Scarborough, L.L.P., a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Company.

  (f) Prior to the time of delivery of this Underwriting Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from Deloitte & Touche LLP, a letter or letters, dated the date of this Underwriting Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and the answer to Item 509 of Regulation S-K set forth in the Registration Statement is correct insofar as it relates to them, and stating to the effect set forth in Schedule II hereto.

  (g) Except as contemplated in the Prospectus, (i) neither the Company nor its subsidiary shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor its subsidiary shall have incurred any liability or obligation, other than in the ordinary course of business, direct or contingent, or entered into transactions other than in the ordinary course of business, and there shall not have been any change in the capital stock or long-term debt of the Company or its subsidiary, other than in the ordinary course of business, or any change in the financial condition, net worth, business, management, prospects or results of operations of the Company and its subsidiary, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

  (h) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the establishing on such exchanges by the Commission or by such exchanges of minimum or maximum prices which are in force and effect on the date hereof; (ii) a general moratorium on commercial banking activities declared by either federal or state authorities;
(iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (h) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; (iv) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (h) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, or order of any court or other governmental authority, or the taking of any action by any federal, state or local government or agency in respect of fiscal or monetary affairs, if the effect of any such event specified in this clause (h) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

  (i) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Company stating that (i) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective or issue dates, contained, and the Prospectus as amended or supplemented at such Closing Date contains, any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, that (ii) all representations and warranties made herein by the Company are true and correct in all material respects at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed by the Company on or prior to such Closing Date have been duly performed in all material respects.

  (j) The Company shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed in all material respects any agreement on its part to be performed or any of the conditions herein contained and required to be performed or satisfied by it at or prior to such Closing Date.

  (k) The Company shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such other certificates as you may have reasonably requested as to the accuracy, in all material respects, on and as of such Closing Date, of the representations and warranties of the Company herein and as to the performance, in all material respects, by the Company of its obligations hereunder.

  (l) The Shares shall have been duly authorized for trading and all of the shares have been approved for listing upon official notice of issuance on the Nasdaq/NMS.

  (m) The agreements mentioned in Section 5(m) shall be in full force and effect.

  All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Nelson Mullins Riley & Scarborough, L.L.P., counsel for the several Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may request.

  If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Underwriting Agreement may be terminated by you on notice to the Company.

  7. INDEMNIFICATION. (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you, specifically for use in the preparation thereof; and provided, further, that if any Preliminary Prospectus or the Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission shall have been corrected in a revised Preliminary Prospectus or in the Prospectus or in an amended or supplemented Prospectus, the Company shall not be liable to any Underwriter or controlling person under this subsection (a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, such revised Preliminary Prospectus or Prospectus or amended or supplemented Prospectus. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

  (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus or the Prospectus, such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by any such Underwriter specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that the statements set forth under the headings "Underwriting" and "Business-Industry" in any Preliminary Prospectus and the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

  (c) Any person (as defined in the Act) which proposes to assert the right to be indemnified under this Section 7 shall, within ten days after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel in a written opinion that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such reasonable fees and expenses to the extent applicable shall be borne by the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its prior written consent. Notwithstanding the foregoing, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel for all indemnified parties. Each indemnified party, as a condition of such indemnity, shall cooperate in good faith with the indemnifying party in the defense of any such action or claim.

  (d) If the indemnification provided for in this Section 7 is for any reason, other than pursuant to the terms thereof, judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) to be unavailable to an indemnified party under subsections (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by, as applicable, the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

  8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company contained in Sections 7 and 11 herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any termination or cancellation of this Underwriting Agreement or any investigation made by or on behalf of any Underwriter, the Company or other indemnified party and shall survive delivery of the Shares to the Underwriters hereunder.

  9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party r other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Underwriting Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Underwriting Agreement with respect to such Shares.

  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one-tenth of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one-tenth of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in subsection
(b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Underwriting Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  10. EFFECTIVE DATE AND TERMINATION. This Underwriting Agreement shall become effective at 8:30 a.m., Atlanta time, on the first business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 7 and 11 shall at all times be effective. For the purposes of this Section 10(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

  (b) In the event that the Company refuses or fails to perform hereunder, this Underwriting Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Company; provided, however, that the provisions of this Section 10 and of Section 7 and
Section 11 hereof shall at all times be effective. In the event of any termination of this Underwriting Agreement pursuant to Section 9 or this
Section 10(b) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 7 or Section 11 hereof.

  (c) This Underwriting Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

  (d) This Underwriting Agreement also may be terminated by you, by notice to the Company as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Underwriting Agreement.

  If you terminate this Underwriting Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Chief Executive Officer of the Company by telephone or telegram, confirmed by letter.

  11. COSTS AND EXPENSES. The Company will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) or (e) hereof) and the printing, delivery and shipping of this Underwriting Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) or (e) hereof) to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states, including the reasonable fees and disbursements of Underwriters' counsel relating to such registration or qualification, (e) the fees payable to the NASD and the Commission in connection with their review of the proposed offering of the Shares, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all initial transfer taxes, if any, (h) all fees and expenses relating to the inclusion of the Shares for trading on Nasdaq/NMS, (i) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares and (j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, however, that the Underwriters will bear and pay the fees and expenses of the Underwriters' counsel (other than fees and disbursements relating to the registration or qualification of the Shares for offering and sale under the securities laws of the various states and clearance with the NASD), the Underwriters' out-of-pocket and travel expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

  If this Underwriting Agreement is terminated by you in accordance with the provisions of Section 10(b) or 10(c) (other than as a result of the failure to receive the items described in Section 6(d) or 6(e) or the occurrence of any events in Section 6(h), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

  12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Syndicate, facsimile number
(314) 289-7387, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 4916 North Royal Atlanta Drive, Tucker, Georgia 30085, facsimile number (770) 938-2814. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company.

  13. PARTIES. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, corporation or other entity, other than the parties hereto and their respective successors and assigns and the officers, directors and other persons referred to in
Section 7, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained; this Underwriting Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said officers, directors and other persons, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

  In all dealings with the Company under this Underwriting Agreement you shall act on behalf of each of the several Underwriters. The Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you on behalf of the Underwriters, as if the same shall have been made or given in writing by the Underwriters.

  14. COUNTERPARTS. This Underwriting Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

  15. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

  16. APPLICABLE LAW. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

  If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

                                          SOUTHERN ELECTRONICS CORPORATION

                                          By:


                                          Title:

Accepted in St. Louis, Missouri as of the date first above written, on behalf of ourselves and each of the several Underwriters named in Schedule I hereto.

A.G. EDWARDS & SONS, INC.
CLEARY GULL REILAND & MCDEVITT INC.
INTERSTATE/JOHNSON LANE CORPORATION
C.L. KING & ASSOCIATES, INC.

By: A.G. Edwards & Sons, Inc.

By: ______________________________
Title:

                                   SCHEDULE I

                                                                        NUMBER
NAME                                                                   OF SHARES
----                                                                   ---------
A.G. Edwards & Sons, Inc..............................................
                                                                       ---------
Cleary Gull Reiland & McDevitt, Inc...................................
                                                                       ---------
Interstate/Johnson Lane Corporation...................................
                                                                       ---------
C.L. King & Associates, Inc...........................................
                                                                       ---------
    Total                                                              3,000,000
                                                                       =========

                                  SCHEDULE II

  Pursuant to Section 6(f) of the Underwriting Agreement, Deloitte & Touche LLP shall furnish letters to the Underwriters to the effect that:

  (i) They are independent certified public accountants with respect to the Company and its subsidiary within the meaning of the Act and the applicable Rules and Regulations thereunder.

  (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives of the Underwriters (the "Representatives").

  (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Company and its subsidiary, inspection of the minute books of the Company and its subsidiary since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiary responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

   (A) any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles, or, if applicable, the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder.

   (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus.

   (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus.

   (D) any unaudited pro forma consolidated financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

   (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiary, or any decreases in consolidated working capital, net current assets or net assets or other items specified by the Representatives, or any changes in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

   (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E), there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any other changes in any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

   (iv) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiary for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiary and have found them to be in agreement.